Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Annual Report on Form 10-KSB of our report dated March 31, 2008, relating to the consolidated financial statements of Chemokine Therapeutics Corp., and into the previously filed Registration Statement on Form S-8 (No. 333-122868).

/s/ M.D. Sassi Company

San Francisco, California

April 4, 2008